                                                                    EXHIBIT 10.5
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated and effective as of the 1st day of August, 1998, by and between National Auto Finance Company, Inc., a Delaware corporation (the "Company"), and Martin J. Mattone ("Mattone"), residing at 6623 N.W. 72nd Place, Parkland, Florida.

                                   WITNESSETH

         WHEREAS, the Company is engaged in the business of non-prime specialty consumer finance, including, without limitation, the purchasing, originating, financing, securitizing, collecting and servicing of motor vehicle retail installment sales contracts, and intends to develop service bureau and service center businesses (collectively, the "Business"); and

         WHEREAS, the Company desires to retain the services of Mattone in the capacity of Vice President, Loan Originations and Asset Remarketing, and Mattone desires to provide such services in such capacity to the Company, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, agreements and obligations set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Employment and Term. The Company hereby employs Mattone, and Mattone hereby accepts employment by the Company, in the capacity and on the terms and subject to the conditions set forth in this Agreement, for the period of time commencing on August 1, 1998, and ending on July 31, 2001, unless this Agreement is sooner terminated as provided herein (the "Term").

         2. Duties. During the Term, Mattone shall, in his capacity as the Company's Vice President, Loan Originations and Asset Remarketing, serve the Company faithfully and to the best of his ability and devote his full business time to the Business of the Company, subject to the provisions of Section 3 herein, as (i) is necessary to carry out the duties and responsibilities customarily incident to such a position, including, without limitation, the management of the Company's loan originations department and asset remarketing department and the supervision of employees of the Company who are subordinate to Mattone, and (ii) may be reasonably assigned to him from time to time by the Board of Directors or the Chairman, Chief Executive Officer, President and/or Chief Operating Officer of the Company, or by anyone else designated by those officers or directors. Mattone shall report to the Board of Directors and to the Chairman, Chief Executive Officer, President and/or Chief Operating Officer, if any, of the Company, or to anyone else designated by those directors or officers.

         3. Other Business Activities. During the Term, Mattone shall not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits, except activities in connection with charitable or civic activities, personal investments, service as an executor, trustee or in other similar fiduciary capacities and such other activities as are not inconsistent with his position with the Company and do not interfere with the performance of Mattone's duties, responsibilities and obligations pursuant to this Agreement.

         4. Compensation.

         (a) Salary. During the Term, the Company shall pay Mattone, and Mattone hereby agrees to accept, as compensation for all services rendered and for Mattone's covenant not to compete as provided for in Section 9 hereof, a base salary (the "Base Salary") at an annual rate as follows:

         (i)   $110,000 for the period August 1, 1998 through July 31, 1999;
         (ii) no less than $117,700 for the period August 1, 1999 through July 31, 2000; and
         (iii) no less than $125,939 for the period August 1, 2000 through July 31, 2001.

The sole and final determination of whether Mattone will receive an increase of his Base Salary for the second and third years of this Agreement in excess of the minimum seven (7) percent annual increase will be made by the Compensation Committee of the Company's Board of Directors or equivalent committee of any successor entity or parent organization, pursuant to senior executive compensation plans adopted by such committee. Payment of the Base Salary shall be made in the same manner as the Company routinely pays its other executive employees. All applicable income, social security and other taxes and charges which are required by law to be withheld by the Company or which are requested to be withheld by Mattone, shall be deducted from the Base Salary in accordance with the Company's normal payroll practice for its salaried executives from time to time in effect.

         (b) Incentive Bonus. Mattone shall be eligible for an incentive bonus ("Incentive Bonus") for each of calendar years 1998, 1999 and 2000. For calendar year 1998, Mattone shall be entitled to an Incentive Bonus of $33,000, which is equal to 30% of Mattone's 1998 Base Salary. Such Incentive Bonus earned for calendar year 1998 shall be paid on or before March 31,

1999. For calendar years 1999 and 2000, the Compensation Committee of the Company's Board of Directors or equivalent committee of any successor entity or parent organization will adopt a bonus program designed to allow Mattone the opportunity to earn an Incentive Bonus equal to at least 30% of Mattone's annual Base Salary. There is, however, no guaranteed Incentive Bonus for 1999 or 2000. Any Incentive Bonus earned for calendar years 1999 or 2000 shall be paid on or before March 31 of the next succeeding year.

         5. Stock Option Plan. Mattone shall be entitled to participate in the Company's 1996 Share Incentive Plan (as the same may be amended or modified from time to time), and any other plans implemented by the Company or any successor entity or parent organization (within the meaning of Rule 12 b-2 under the Securities Exchange Act of 1934) granting shares of capital stock, options or warrants to purchase shares of capital stock or other forms of equity or equity derivative securities, of the Company or any successor entity or parent organization, as such grants may be made from time to time by the Board of Directors or Compensation Committee governing such plan. While Mattone shall be eligible to participate in such stock option plan(s), the sole and final determination of whether any grants will be made or the amount of any such grant will be made by the Compensation Committee of the Company's Board of Directors or equivalent committee of any successor entity or parent organization. Notwithstanding anything set forth to the contrary herein, the Compensation Committee of the Board of Directors of the Company did approve on June 29, 1998 granting Mattone an option to purchase shares of the common stock of the Company equal to 0.5% of the outstanding common stock of the Company on a fully-diluted basis, subject to the conditions and on the terms set forth in the grant letter to be sent by the Company to Mattone.

         6.  Benefits and Expenses.

         (a) Benefits. Mattone shall be entitled to participate in such benefit plans and programs, including pension, hospitalization, medical and dental insurance, life and disability insurance, and vacation (collectively, "Benefits"), as are made available to the executive employees of the Company from time to time during the Term.

         (b) Expenses. Mattone shall be reimbursed by the Company for all reasonable out-of-pocket business-related expenses, including travel and entertainment expenses, incurred by him in furtherance of the performance of his duties and responsibilities hereunder upon submission to the Company of receipts supporting such expenses.

         (c) Automobile. The Company will provide Mattone with a car allowance of Six Hundred Dollars ($600.00) gross per month ("Auto Allowance") and reimburse Mattone for gasoline and normal maintenance expenses for his automobile upon submission to the Company of receipts supporting such expenses.

         (d) Relocation. Mattone shall maintain his principal office with the Company at its headquarters in Jacksonville, Florida, and shall establish his primary residence in Jacksonville, Florida by August 1, 1998. In connection with such relocation, the Company shall pay when due: (i) all reasonable sales-related expenses incurred by Mattone in connection with the sale of his residence at 6623 N.W. 72nd Place, Parkland, Florida, including, without limitation, real estate commissions, inspection fees and closing costs; (ii) all reasonable expenses associated with the moving of Mattone's household goods to Jacksonville; and (iii) an amount equal to the difference between the purchase price of Mattone's Parkland residence and the sale price of that residence. Notwithstanding anything to the contrary set forth herein, the Company shall not pay or reimburse Mattone for: (i) any expenses or costs related to the purchase, sale or rental of a residence in Jacksonville for Mattone; (ii) costs or expenses related to the storage of items or goods for Mattone; or (iii) expenses or costs for Mattone or his family to travel to or from the South Florida area once Mattone establishes his primary residence in Jacksonville.

         7.  Confidentiality.

         (a) Non-Disclosure. Mattone recognizes and acknowledges that the Proprietary Information (as hereinafter defined) of the Company is a valuable, special and unique asset of the Company. As a result, both during the Term and thereafter, Mattone shall not, without the prior written consent of the Company, for any reason, either directly or indirectly, divulge to any third party or use for Mattone's own benefit, or for any purpose other than the exclusive benefit of the Company, any and all confidential, proprietary, business or technical information, or trade secrets of the Company which are revealed, obtained or developed in the course of Mattone's employment with the Company (the "Proprietary Information"). Such Proprietary Information shall include, but shall not be limited to, business, financial, marketing and development plans, models and efforts, cost information, pricing information, marketing methods, collection and servicing methods, procedures and policies, identities of the Company's dealers or obligors, the Company's relationships with or potential relationships with its dealers, and any other confidential, proprietary, business or technical information relating to the Business of the Company or trade secrets of the Company; provided, however, that nothing herein contained shall restrict Mattone's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of his duties or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Mattone from divulging or using for his own benefit or for any other purpose any Proprietary Information which is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Mattone's breach of this Section 7.

         (b) Inventions, Designs and Product Developments. All inventions, discoveries, concepts, improvements, formulas, procedures, policies, processes, devices, methods, innovations, designs, ideas and product developments (collectively, "Developments"), developed or conceived by Mattone, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Term or within one (1) year after the termination of this Agreement and which relate to the actual or planned Business activities of the Company, its divisions, subsidiaries, sister organizations, or parent organization, and all of Mattone's right, title and interest therein, shall be the exclusive property of the Company. Mattone hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. Mattone shall disclose fully, as soon as practicable and in writing, all Developments to the Chairman, Chief Executive Officer, President and/or Chief Operating Officer of the Company or to anyone else designated by those officers. At any time and from time to time, upon the request of the Company, Mattone shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademarks, registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will, at its expense, be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Mattone for all reasonable expenses Mattone incurs in connection therewith upon submission to the Company of invoices with respect thereto.

         8. Property of Company. All Proprietary Information and Developments shall be and remain the sole property of the Company. During the Term of this Agreement, Mattone shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials containing information of the type identified in Section 7 hereof, or other materials or property of any kind unless necessary or appropriate in accordance with his duties and responsibilities and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Mattone shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or the contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and upon the termination of his employment with the Company, he shall leave with or return to the Company, all originals and copies of the foregoing then in his possession, whether prepared by Mattone or by others.

         9.       Covenant Not to Compete.

                  (a) Mattone shall not, during the Term, anywhere within the United States of America or in any other location where the activities of Mattone would, in the judgment of the Board of Directors of the Company or any successor entity or parent organization, be competitive with the Business of the Company, its divisions, subsidiaries, sister organizations, or parent organization, do any of the following, directly or indirectly, without the prior written consent of the Company:

                           (1)  solicit, either directly or indirectly, business
from any dealer, customer, obligor, financial institution or company with whom the Company shall have dealt at any time;

                           (2) influence or attempt to influence any dealer,
customer, obligor, financial institution or company with whom the Company shall have dealt at any time or potential dealer, financial partner, company, customer or obligor of the Company to terminate or modify any written or oral agreement, arrangement or course of dealing with the Company; or

                           (3)  influence or attempt to influence any person to
either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company, its divisions, subsidiaries, sister organizations, or parent organization, or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company, its divisions, subsidiaries, sister organizations, or parent as an employee, salesman, consultant or agent of the Company at any time during the one (1) year period immediately preceding the effective date of Mattone's termination if the actions enumerated in clauses (i) and (ii) would negatively affect the Business and/or operations of the Company, its divisions, subsidiaries, sister organizations, or parent organization for a period of two (2) years following the effective date of Mattone's termination.

                  (b) The Company shall have the right, but not the obligation, to require Mattone, for a six month period of time following the termination of Mattone's employment (for whatever reason), anywhere within the United States of America or in any other location where the activities of Mattone would, in the judgment of the Board of Directors of the Company or any successor entity or parent organization, be competitive with the Business of the Company, its divisions, subsidiaries, sister organizations, or parent organization, not to engage in the conduct proscribed by Section 9(a)(1), (2) and (3) by payment to Mattone, over the extended covenant period, of fifty percent (50%) of the amount paid to Mattone (as reflected in the Company's payroll records) by the Company in the full calendar year immediately preceding Mattone's termination. Any payments required by this Section 9(b) shall be paid by check in the same time intervals as the Company routinely pays its executive employees. Any exercise of the option shall be irrevocable.

                  (c) If the employment of Mattone shall either expire pursuant to Section 1 hereof, or shall be terminated pursuant to Section 10 of this Agreement, Mattone shall not, for a two (2) year period of time following such termination, employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company, its divisions, subsidiaries, sister organizations, or parent organization any time during the one (1) year period immediately preceding the effective date of Mattone's termination.

     10. Termination. This Agreement may be terminated during the Term upon the occurrence of any of the events described in this Section 10. Upon termination, Mattone shall be entitled to such compensation and benefits as are described in this Section 10.

                  10.1  Termination for Disability.

                  (a) In the event of the disability of Mattone such that Mattone is unable to perform his duties and responsibilities hereunder to the full extent required by this Agreement by reason of illness, injury or incapacity for a period of more than one hundred twenty (120) consecutive days or for a cumulative period of one hundred twenty (120) days within a twelve (12) month period ("Disability" or "Disabled"), Mattone's employment under this Agreement may be terminated by the Company.

                  (b) In the event of a termination of Mattone's employment pursuant to Section 10.1(a), the Company shall be obligated to pay Mattone (i) all accrued but unpaid (as of the date of such termination) Base Salary, Benefits and Auto Allowance, and to reimburse Mattone for all unreimbursed out-of-pocket business-related expenses and (ii) an amount equal to Mattone's Base Salary for a three (3) month period (at the rate then in effect at the time of such termination). Except as specifically set forth in this Section 10.1(b), the Company shall have no liability or obligation to Mattone for compensation or benefits hereunder by reason of such termination.

                  (c) For purposes of this Section 10.1, except as hereinafter provided, the determination as to whether Mattone is Disabled shall be made by a licensed physician selected by Mattone and shall be based upon a full physical examination and good faith opinion by such physician. In the event that the Board of Directors of the Company (or any successor entity or parent organization) disagrees with such physician's conclusion, the Board of Directors may require that Mattone submit to a full physical examination by another licensed physician selected by Mattone and approved by the Board of Directors. If the two opinions shall be inconsistent, a third opinion shall be obtained after full physical examination by a third licensed physician selected by Mattone and approved by the Board of Directors. The majority of the three opinions shall be conclusive.

                  10.2 Termination by Death. In the event that Mattone dies during the Term, Mattone's employment shall be terminated thereby and the Company shall pay to Mattone's executors, legal representatives or administrators an amount equal to all accrued but unpaid (as of the date of such termination) Base Salary, Benefits and Auto Allowance and shall reimburse Mattone for all unreimbursed out-of-pocket business-related expenses, all of which payments shall be paid within thirty (30) days of the date of such death. Except as specifically set forth in this Section 10.2, the Company shall have no liability or obligation hereunder to Mattone's executors, legal representatives, administrators, heirs or assigns or to any other person claiming under or through him by reason of Mattone's death.

                  10.3 Termination for Cause.

                  (a) The Company may terminate Mattone's employment under this Agreement at any time for "Cause" upon written notice to Mattone, which termination shall become effective on the date specified in such notice. For purposes of this Agreement, "Cause" (as hereinafter defined) shall mean: (i) any material breach by Mattone of any of his obligations under Sections 7, 8 or 9 of this Agreement; (ii) failure or refusal by Mattone to perform satisfactorily the duties assigned to him pursuant to this Agreement; (iii) other conduct of Mattone involving gross disloyalty or willful misconduct with respect to the Company, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment, or conviction of a felony; (iv) Mattone's willful engagement in conduct materially injurious to the economic interests or reputation of the Company; (v) Mattone's insubordination, acts of moral turpitude or other gross misconduct; or (vi) Mattone's failure or refusal to establish his permanent residence in Jacksonville, Florida by August 1, 1998.

                  (b) In the event of a termination of Mattone's employment pursuant to Section 10.3(a), the Company shall be obligated to pay to Mattone all accrued but unpaid (as of the date of such termination) Base Salary, Benefits and Auto Allowance, and all Base Salary, Benefits and Auto Allowance shall then cease at the time of such termination. Except as specifically set forth in this Section 10.3(b), the Company shall have no liability or obligation to Mattone for compensation or benefits hereunder by reason of such termination.

                  10.4 Termination without Cause.

                  (a) The Company may terminate Mattone's employment under this Agreement without Cause upon at least sixty (60) days prior written notice thereof to Mattone, in which case this Agreement shall terminate on the date specified in such notice.

                  (b) In the event of a termination of Mattone's employment pursuant to 10.4(a), the Company shall be obligated to pay to Mattone all accrued but unpaid (as of the date of such termination) Base Salary, Benefits and Auto Allowance and to reimburse Mattone for all unreimbursed out-of-pocket business-related expenses. Mattone shall also be entitled to receive an amount equal to his Base Salary (at the rate then in effect at the time of such termination) for a six (6) month period, such amount to be paid over the applicable period at times corresponding to the Company's normal payroll periods for executive officers as if no such termination had occurred. Except as specifically set forth in this Section 10.4(b), the Company shall have no liability or obligation to Mattone for compensation or benefits hereunder by reason of such termination.

                  10.5 Termination by Mattone for Good Reason.

                  (a) Mattone may terminate his employment under this Agreement at any time for Good Reason (as hereinafter defined) effective upon the date designated by Mattone in his written notice of termination of employment pursuant to this Section 10.5(a); provided, that the effective date of such termination shall not be less than ninety (90) days after such notice is given, unless the Board of Directors of the Company (or any successor entity or parent organization) declares such effective date to be earlier than that designated by Mattone, which such Board shall be entitled to do (but not earlier than the date such notice is received). For purposes of this Agreement, "Good Reason" shall mean a material breach by the Company of its obligations under this Agreement, including, but not limited to, the following: (i) the failure by the Company to pay Base Salary or any other material form of compensation or material benefit to be paid or provided to Mattone hereunder, which failure is not cured by the Company within ten (10) days after the Company's receipt of written notification from Mattone of such failure; and (ii) any material breach, not encompassed within clause (i) of this Section 10.5(a), of the obligations of the Company under this Agreement which breach is not cured within thirty (30) days after the Company's receipt of written notification from Mattone of such material breach.

                  (b) In the event of a termination of Mattone's employment for Good Reason pursuant to Section 10.5(a), the Company shall be obligated to pay to Mattone all accrued but unpaid (as of the date of such termination) Base Salary, Benefits and Auto Allowance and to reimburse Mattone for all unreimbursed out-of-pocket business-related expenses. Mattone shall also be entitled to receive an amount equal to his Base Salary (at the rate then in effect at the time of such termination) for a six (6) month period, such amount to be paid over the applicable period at times corresponding to the Company's normal payroll periods for executive officers as if no such termination had occurred. Except as specifically set forth in this Section 10.5(b), the Company shall have no liability or obligation to Mattone for compensation or benefits hereunder by reason of such termination.

                  10.6  Successor Party

                  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Business and/or assets of the Company (a "Successor") to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it. If no such agreement prior to or simultaneously with the effectiveness of any such succession is executed and delivered to Mattone, such failure shall constitute a material breach of this Agreement. Mattone agrees that the assumption by any successor party of the duties and responsibilities of the Company under this Agreement shall relieve the Company of any and all duties or responsibilities under this Agreement. Moreover, such a successor party to this Agreement shall have all rights currently afforded the Company or its Board of Directors under this Agreement.

         11. Survival of Provisions. The rights and obligations of Mattone pursuant to Sections 7, 8, 9, 10 and 14 of this Agreement shall survive the termination of Mattone's employment hereunder.

         12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Mattone and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Mattone nor the Company may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto, except that, without such consent, the Company may assign this Agreement to any Successor to all or substantially all of the Company's assets and Business or the assets and business of any of the Company's divisions, subsidiaries, sister organizations or parent organization by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such Successor assumes in writing all of the obligations of the Company under this Agreement.

         13. No Conflicting Agreements. Mattone represents to the Company that
(i) Mattone is not currently under contract to provide services to any other party or entity; (ii) the execution, delivery and performance of this Agreement by Mattone will not conflict with any other agreement to which Mattone is bound or to which Mattone is a party; and (iii) Mattone is not currently bound by any form of restrictive covenant which would restrict or limit the performance of his duties pursuant to this Agreement.

         14 Employee Benefits. This Agreement shall not be construed to be in lieu of or to the exclusion of any other rights, benefits and privileges to which Mattone may be entitled as an employee of the Company under any retirement, pension, profit-sharing, share incentive, insurance, hospitalization or other plans or benefits which may now be in effect or which may hereafter be adopted.

         15. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, or hand delivery, addressed as follows or to such other address as any party may from time to time duly specify by notice given to the other party in the manner specified above:

                  If to Mattone:

                                    Martin J. Mattone
                                    10135 Gate Parkway North, Apt. 408
                                    Jacksonville, Florida  32246

                  If to the Company:

                                    National Auto Finance Company, Inc.
                                    621 N.W. 53rd Street, Suite 200
                                    Boca Raton, Florida  33487
                                    Attention:  Joel B. Ronkin

         16. Entire Agreement; Amendments. This Agreement contains the entire Agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior discussions, offer letters, agreements and understandings of every nature between the parties hereto relating to the employment of Mattone with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by both of the parties hereto.

         17. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         18. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida, without regard to conflict of law principles.

         19. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

         20. Section Headings. The section headings in this Agreement are for convenience only. They form no part of this Agreement and shall not affect its interpretation.

         21. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day which is a holiday in the State of Florida, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

         22. Specific Enforcement. Mattone acknowledges that the restrictions contained in Sections 7, 8 and 9 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Mattone also acknowledges that the nature of both his services to the Company and the obligations undertaken by Mattone in Sections 7, 8 and 9 hereof are unique and that any breach by him of Sections 7, 8, and 9 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be adequate remedy. In the event of such breach by Mattone, the Company shall have the right to specific enforcement of the provisions of Sections 7, 8 and 9 of this Agreement, or injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. In the event that the provisions of Sections 7, 8 and 9 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

         23. Arbitration. Any controversy or claim arising out of or relating to
Section 10 hereof, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitration may be entered into any court having jurisdiction thereof. The arbitration shall be heard by a single Arbitrator, and shall be conducted in Jacksonville, Florida.

                  IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to become effective as of the date first above written.

                                     EMPLOYEE:


                                     /s/ MARTIN J. MATTONE
                                     -----------------------------
                                     Martin J. Mattone


                                     COMPANY:
                                     NATIONAL AUTO FINANCE COMPANY, INC.


                                     By: /s/ WILLIAM G. MAGRO
                                         -------------------------
                                             William G. Magro
                                            Executive Vice President
                                             and Chief Operating Officer